Exhibit 10.20

WAIVER

This WAIVER (this “Waiver”), dated as of May 17, 2023, is by and among Genesis Unicorn Capital Corp., a Delaware corporation (“Genesis” or “Parent”), ESGL Holdings Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”), ESGH Merger Sub Corp., a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (the “Company” or “ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders (the “Shareholder Representative”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Genesis, Purchaser, Merger Sub, the Company and the Shareholder Representative entered into an agreement and plan of merger, dated November 29, 2022 (the “Merger Agreement”), which provides for a Business Combination between Genesis and the Company.

WHEREAS, the Parent has been informed of the following developments of the Company (the “Company’s New Developments”): (i) the bank consent under the UOB Facility Letter and the UOB Supplemental Facility Letter could not be obtained; (ii) the Company had entered into a facility letter with Malayan Banking Berhad for a term loan in the amount of S$3 million and a revolving credit loan in the amount of S$3 million (together the “Maybank Loan”) on March 30, 2023; and (iii) as a security for the monies owing under the Maybank Loan, a fresh first legal mortgage was created on the property located at 101 Tuas South Avenue 2, Singapore 637226.

WHEREAS, Section 10.2 of the Merger Agreement provides that the obligations of all of the Parent Parties to the Merger Agreement to consummate the Closing is subject to the satisfaction or written waiver (where permissible) at the Parent Parties’ sole and absolute discretion, of the requirements of (i) the Parent Parties shall have received copies of all Company Consents and third party consents set forth on Schedule 10.2(l) in form and substance reasonably satisfactory to the Parent Parties, and no such consents have been revoked, and (ii) the representations and warranties of the Company contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, which include (a) the Company and its Subsidiaries having no other Indebtedness except as set forth in Schedule 5.10(c), and (b) Schedule 5.24(a) contains a list of all Liens recorded against the Owned Real Property (together with (i), the “Relevant Closing Conditions”).

WHEREAS, the parties hereto desire to acknowledge the Company’s New Developments, and waive the Relevant Closing Conditions contained in the Merger Agreement in so far as they relate to the Company’s New Developments (and shall not extend to any other event, circumstance or instance).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties agree as follows:

1. Waiver. Each of the Parent, Merger Sub and Purchaser hereby waives the Relevant Closing Conditions contained in Section 10.2 of the Merger Agreement in so far as they relate to the Company’s New Developments (and shall not extend to any other event, circumstance or instance).

2. Reservation of Rights. Subject to the waiver provided herein, the Merger Agreement shall remain in full force and effect. Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provision of the Merger Agreement or any right, power or remedy of the parties, or constitute a waiver of any provision of the Merger Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, each party reserves all rights, remedies, powers, or privileges available under the Merger Agreement, at law or otherwise.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver.

4. Governing Law. This Waiver shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to conflicts of law principles.

5. Counterparts. This Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has duly executed this Waiver as of the date first above written.

GENESIS UNICORN CAPITAL CORP.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	President & CFO

Purchaser:

ESGL HOLDINGS LIMITED

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	Authorized Signatory

Merger Sub:

ESGH MERGER SUB CORP.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	Authorized Signatory

ENVIRONMENTAL SOLUTIONS GROUP HOLDINGS LIMITED

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Chairman & CEO

Shareholder Representative:

/s/ Quek Leng Chuang
Quek Leng Chuang